Exhibit 99.1

CAREER EDUCATION CORPORATION REPORTS

RESULTS FOR FOURTH QUARTER AND FULL YEAR 2010

Hoffman Estates, Ill. (February 17, 2011) – Career Education Corporation (NASDAQ: CECO) today reported total revenue of $542.9 million, and net income of $12.1 million, or $0.15 per diluted share, for the fourth quarter of 2010 compared to total revenue of $507.5 million and net income of $30.7 million, or $0.36 per diluted share, for the fourth quarter of 2009. For the full year 2010, total revenue of $2.12 billion, and net income of $157.8 million, or $1.95 per diluted share increased from total revenue of $1.83 billion and net income of $81.2 million, or $0.94 per diluted share, for the full year 2009.

“Our financial performance both in the fourth quarter and in 2010 was in line with our expectations,” said Gary E. McCullough, President and Chief Executive Officer. “While private sector postsecondary education is in a period of heightened scrutiny and uncertainty, we view this as a period of opportunity in which we will continue to enhance our programs, processes and systems to better meet the needs of our diverse student population.”

The Company believes it is useful to present non-GAAP financial measures, which exclude certain significant items, as a means to understand the performance of its core business. On a non-GAAP basis, earnings per diluted share from continuing operations were $0.81 in the fourth quarter 2010 as compared to $0.74 in the fourth quarter of 2009. For the years ended December 31, 2010 and 2009, earnings per diluted share from continuing operations (non-GAAP basis) were $3.00 and $1.95, respectively. (See tables below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

CONSOLIDATED RESULTS

Quarter Ended December 31, 2010

•	Total revenue was $542.9 million for the fourth quarter of 2010, a 7.0 percent increase from $507.5 million for the fourth quarter of 2009.

•

Operating income was $20.7 million for the fourth quarter of 2010, versus operating income of $98.6 million for the fourth quarter of 2009. The operating margin was 3.8 percent for the fourth quarter of 2010, compared to an operating margin of 19.4 percent for the fourth quarter of 2009.

•

Income from continuing operations for the quarter ended December 31, 2010 was $15.3 million, or $0.19 per diluted share, compared to $62.7 million, or $0.74 per diluted share, for the quarter ended December 31, 2009.

CEC ANNOUNCES 4Q10 RESULTS …PG 2

•	The operating results for the fourth quarter 2010 and 2009 include significant items as summarized below:

	Significant Items (In Millions)	Earnings per Diluted Share Impact
Three Months Ended December 31, 2010
Trade Name Impairment	$67.8	$0.55
Legal Settlement	0.8	0.01
Severance	7.7	0.06

TOTAL	$76.3	$0.62

Three Months Ended December 31, 2009
Remaining Lease Obligations for Vacated Space	$14.3	$0.11
Performance-based Compensation Related to Plan Outperformance	(2.2)	(0.02)
Termination of Insurance Policies	(12.0)	(0.09)

TOTAL	$0.1	$—

•

In connection with our annual impairment testing, we recorded an impairment charge related to our Le Cordon Bleu trade name which reduced its carrying value from $139.6 million to $71.8 million. The fair value of the trade name is calculated based upon our expected future operating results for our Culinary Arts segment.

•

Excluding the significant items in the table above, operating income was $97.0 million in the fourth quarter 2010, a 1.7 percent decrease from $98.7 million in the fourth quarter of 2009. The operating margin was 17.9 percent during the fourth quarter 2010 as compared to 19.4 percent during the fourth quarter 2009.

Year Ended December 31, 2010

•	Total revenue was $2.12 billion for the year ended December 31, 2010, compared to $1.83 billion for the year ended December 31, 2009.

•

Operating income increased to $246.4 million for the year ended December 31, 2010, from $229.0 million for the year ended December 31, 2009. The operating margin decreased slightly to 11.6 percent for the year ended December 31, 2010, from 12.5 percent for the year ended December 31, 2009.

•

Income from continuing operations for the year ended December 31, 2010, was $166.6 million, or $2.06 per diluted share, compared to $149.5 million, or $1.73 per diluted share, for the year ended December 31, 2009.

CEC ANNOUNCES 4Q10 RESULTS …PG 3

•	The operating results for the years ended December 31, 2010 and 2009 include the following significant items:

	Significant Items (In Millions)	Earnings per Diluted Share Impact

Year Ended December 31, 2010
Trade Name Impairment	$67.8	$0.55
Legal Settlement	40.8	0.33
Severance	7.7	0.06

TOTAL	$116.3	$0.94

Year Ended December 31, 2009
Asset Impairment	$2.5	$0.02
Severance	1.5	0.01
Remaining Lease Obligations for Vacated Space	14.3	0.11
Performance-based Compensation Related to Plan Outperformance	23.1	0.17
Termination of Insurance Policies	(12.0)	(0.09)

TOTAL	$29.4	$0.22

•

Excluding the significant items in the table above, operating income was $362.7 million for the year ended December 31, 2010 and $258.4 million for the year ended December 31, 2009, an increase of 40.4 percent. Operating margin was 17.1 percent and 14.1 percent for the years ended December 31, 2010 and 2009, respectively.

CONSOLIDATED CASH FLOWS AND FINANCIAL POSITION

Cash Flows

•

Net cash flows provided by operating activities totaled $272.3 million for the year ended December 31, 2010, compared to $288.3 million for the year ended December 31, 2009. Operating cash flows remained relatively constant as compared to the prior year as strong cash flow driven by increased net income was offset by payment of prior year annual incentive compensation, and the impact of student receivables growth and related payment performance.

•

Capital expenditures increased to $127.3 million during the year ended December 31, 2010, from $74.1 million for the year ended December 31, 2009. Capital expenditures increased to 6.0 percent of total revenue during the year ended December 31, 2010 as compared to 4.0 percent for the year ended December 31, 2009 as a result of investments made in the Company’s new campus support center.

Financial Position

•	As of December 31, 2010 and December 31, 2009, cash and cash equivalents and short-term investments totaled $449.2 million and $484.7 million, respectively.

CEC ANNOUNCES 4Q10 RESULTS …PG 4

Stock Repurchase Program and Treasury Stock

During 2010, the Company repurchased approximately 5.4 million shares of its common stock for approximately $154.9 million at an average price of $28.54 per share. The Company did not repurchase shares of its common stock during the fourth quarter 2010. Under the Company’s previously authorized stock repurchase program, stock repurchases may be made on the open market or in privately negotiated transactions from time to time, depending on factors including market conditions and corporate and regulatory requirements. As of December 31, 2010, approximately $290.5 million was available under the Company’s stock repurchase program.

During January 2011, the Company repurchased an additional 3.7 million shares of its common stock for $79.9 million at an average price of $21.47 per share through the Company’s 10b5-1 repurchase program announced by the Company on November 15, 2010.

Our unaudited consolidated balance sheet reflects the correction of an error related to the recording of the treasury share retirement which occurred in the fourth quarter 2007. The impact of this correction was to increase additional paid-in-capital and reduce retained earnings by $417.9 million, respectively. All periods presented have been adjusted accordingly. This correction does not impact operating income, net income or total stockholders’ equity.

STUDENT POPULATION AND NEW STUDENT STARTS

Student Population

Total student population by reportable segment as of December 31, 2010 and 2009, was as follows:

	As of December 31,		% Change 2010 vs. 2009
	2010	2009
Student Population
University	62,400	59,300	5%
Health Education	29,000	24,200	20%
Culinary Arts	13,100	10,900	20%
International	12,300	10,900	13%

Total Student Population	116,800	105,300	11%

New Student Starts

New student starts by reportable segment during the fourth quarter of 2010 and 2009, were as follows:

	For the Three Months Ended December 31,		% Change 2010 vs. 2009
	2010	2009
New Student Starts
University	16,510	18,550	-11%
Health Education	6,270	5,510	14%
Culinary Arts	1,390	1,430	-3%
International	3,570	2,950	21%

Total New Student Starts	27,740	28,440	-2%

CEC ANNOUNCES 4Q10 RESULTS …PG 5

CONFERENCE CALL INFORMATION

Career Education Corporation will host a conference call on Friday, February 18, 2011 at 10:00 a.m. Eastern time. Interested parties can access the live webcast of the conference call at www.careered.com in the Investor Relations section of the website. Participants can also listen to the conference call by dialing 800-580-9478 (domestic) or 630-691-2769 (international) and citing code 28756801. Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.careered.com in the Investor Relations section of the website. A replay of the call will also be available for seven days by calling 888-843-7419 (domestic) or 630-652-3042 (international) and citing code 28756801.

ABOUT CAREER EDUCATION CORPORATION

The colleges, schools and universities that are part of the Career Education Corporation (“CEC”) family offer high-quality education to a diverse student population of more than 116,000 students across the world in a variety of career-oriented disciplines through online, on-ground and hybrid learning program offerings. The more than 90 campuses that serve these students are located throughout the United States and in France, Italy, the United Kingdom and Monaco, and offer doctoral, master’s, bachelor’s and associate degrees and diploma and certificate programs.

CEC is an industry leader whose institutions are recognized globally. Those institutions include, among others, American InterContinental University (“AIU”); Brooks Institute; Colorado Technical University (“CTU”); Harrington College of Design; INSEEC Group (“INSEEC”) Schools; International University of Monaco (“IUM”); International Academy of Design & Technology (“IADT”); Istituto Marangoni; Le Cordon Bleu North America (“LCB”); and Sanford-Brown Institutes and Colleges. Through its schools, CEC is committed to providing high-quality education, enabling students to graduate and pursue rewarding career opportunities.

For more information, see CEC’s website at www.careered.com. The website includes a detailed listing of individual campus locations and web links to CEC’s colleges, schools, and universities.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “anticipate,” “believe,” “plan,” “expect,” “intend,” “project,” “will,” “potential” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors that could cause our actual growth, results of operations, financial condition, cash flows, performance, business prospects, and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. These risks and uncertainties, the outcome of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: availability of Title IV and other student financial aid or loans for our students; Congress’ willingness or ability to maintain or increase funding for Title IV programs; the impacts of the U.S. Department of Education’s new and pending regulations addressing certain aspects of administration of Title IV federal financial aid programs (including among other matters, gainful employment, certain compensation related to recruiting and admission of students, more stringent state approval criteria that may affect current state approval and licensing processes applicable to postsecondary education institutions and distance learning programs) on our business practices, costs of compliance and of developing and implementing changes in operations, student recruitment or enrollment, program offerings that may have significant or material effects on our operations, business and profitability; potential higher bad debt expense or reduced revenue associated with requiring students to pay more of their educational expenses while in school or with directly providing extended payment plans to our students; increased competition; the effectiveness of our regulatory compliance efforts; impairment of goodwill and other intangible assets as we continue to redefine the company and manage our brands and marketing to improve effectiveness and reduce costs; charges and expenses associated with exiting excess facility space; our ability to comply with accrediting agency requirements or obtain accrediting agency approvals for existing or new programs; the outcome of any reviews and audits conducted by accrediting, state and federal agencies; our dependence on information technology systems; our ownership or use of intellectual property; costs and impacts of regulatory, legal and administrative actions, proceedings and investigations, governmental regulations, and class action and other lawsuits; our ability to manage and continue growth; and other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2009, our Quarterly Reports on Form 10-Q for the most recent fiscal quarters, and from time to time in our current reports filed with the Securities and Exchange Commission.

CEC ANNOUNCES 4Q10 RESULTS …PG 6

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CONTACT

Investors:	Jason Friesen
Senior Vice President of Finance, Investor Relations and Treasurer
(847) 585-3899

Media:	Mark D. Spencer
Senior Director, Corporate Communications
(847) 585-3802

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In thousands)

	As of December 31, (1)
	2010	2009
		(Restated)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$289,482	$284,334
Short-term investments	159,671	200,379

Total cash and cash equivalents and short-term investments	449,153	484,713

Student receivables, net	62,287	57,795
Receivables, other, net	4,132	5,255
Prepaid expenses	45,990	40,748
Inventories	13,142	11,259
Deferred income tax assets, net	31,665	12,774
Other current assets	6,246	8,790
Assets of discontinued operations	6,742	7,501

Total current assets	619,357	628,835

NON-CURRENT ASSETS:
Property and equipment, net	366,775	304,028
Goodwill	381,476	377,515
Intangible assets, net	118,763	180,520
Student receivables, net	12,522	21,455
Deferred income tax assets, net	5,092	3,187
Other assets, net	37,816	23,178
Assets of discontinued operations	19,055	25,124

TOTAL ASSETS	$1,560,856	$1,563,842

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of capital lease obligations	$783	$880
Accounts payable	56,013	51,100
Accrued expenses:
Payroll and related benefits	73,608	87,763
Advertising and production costs	18,846	21,436
Income taxes	8,069	17,849
Earnout payments	17,439	18,009
Other	98,113	45,923
Deferred tuition revenue	176,102	184,336
Liabilities of discontinued operations	15,100	14,713

Total current liabilities	464,073	442,009

NON-CURRENT LIABILITIES:
Capital lease obligations, net of current maturities	1,223	2,262
Deferred rent obligations	103,996	90,676
Earnout payments	7,690	23,680
Other liabilities	11,761	18,612
Liabilities of discontinued operations	37,576	64,558

Total non-current liabilities	162,246	199,788

SHARE-BASED AWARDS SUBJECT TO REDEMPTION	153	521

STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	812	954
Additional paid-in capital	576,853	662,865
Accumulated other comprehensive (loss) income	(81)	8,408
Retained earnings	356,991	471,184
Cost of shares in treasury	(191)	(221,887)

Total stockholders’ equity	934,384	921,524

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,560,856	$1,563,842

(1)	In December 2010, the Transitional Schools segment ceased to exist as we completed the teach out of our last remaining Transitional School, AIU-Los Angeles, CA. As a result, all current and prior period results have been recast as a component of discontinued operations.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts and percentages)

	For the Three Months Ended December 31, (1)
	2010	% of Total Revenue	2009	% of Total Revenue
REVENUE:
Tuition and registration fees	$526,636	97.0%	$491,399	96.8%
Other	16,293	3.0%	16,056	3.2%

Total revenue	542,929		507,455

OPERATING EXPENSES:
Educational services and facilities	164,931	30.4%	165,587	32.6%
General and administrative	266,073	49.0%	226,048	44.5%
Depreciation and amortization	19,762	3.6%	17,176	3.4%
Goodwill and asset impairment	71,475	13.2%	—	0.0%

Total operating expenses	522,241	96.2%	408,811	80.6%

Operating income	20,688	3.8%	98,644	19.4%

OTHER INCOME (EXPENSE):
Interest income	491	0.1%	404	0.1%
Interest expense	(302)	-0.1%	(193)	0.0%
Miscellaneous income (expense)	182	0.0%	(2)	0.0%

Total other income	371	0.1%	209	0.0%

PRETAX INCOME	21,059	3.9%	98,853	19.5%

Provision for income taxes	5,749	1.1%	36,151	7.1%

INCOME FROM CONTINUING OPERATIONS	15,310	2.8%	62,702	12.4%

Loss from discontinued operations, net of tax	(3,208)	-0.6%	(32,022)	-6.3%

NET INCOME	$12,102	2.2%	$30,680	6.0%

NET INCOME (LOSS) PER SHARE - DILUTED:
Income from continuing operations	$0.19		$0.74
Loss from discontinued operations	(0.04)		(0.38)

Net income per share	$0.15		$0.36

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	79,776		85,300

(1)	In December 2010, the Transitional Schools segment ceased to exist as we completed the teach out of our last remaining Transitional School, AIU-Los Angeles, CA. As a result, all current and prior period results have been recast as a component of discontinued operations.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts and percentages)

	For the Year Ended December 31, (1)
	2010	% of Total Revenue	2009	% of Total Revenue
REVENUE:
Tuition and registration fees	$2,042,383	96.1%	$1,760,237	96.0%
Other	81,853	3.9%	73,559	4.0%

Total revenue	2,124,236		1,833,796

OPERATING EXPENSES:
Educational services and facilities	639,123	30.1%	606,014	33.0%
General and administrative	1,095,519	51.6%	931,118	50.8%
Depreciation and amortization	71,372	3.4%	65,204	3.6%
Goodwill and asset impairment	71,829	3.4%	2,500	0.1%

Total operating expenses	1,877,843	88.4%	1,604,836	87.5%

Operating income	246,393	11.6%	228,960	12.5%

OTHER INCOME (EXPENSE):
Interest income	1,180	0.1%	2,372	0.1%
Interest expense	(377)	0.0%	(225)	0.0%
Miscellaneous expense	(319)	0.0%	(706)	0.0%

Total other income	484	0.0%	1,441	0.1%

PRETAX INCOME	246,877	11.6%	230,401	12.6%

Provision for income taxes	80,287	3.8%	80,894	4.4%

INCOME FROM CONTINUING OPERATIONS	166,590	7.8%	149,507	8.2%

Loss from discontinued operations, net of tax	(8,817)	-0.4%	(68,288)	-3.7%

NET INCOME	$157,773	7.4%	$81,219	4.4%

NET INCOME (LOSS) PER SHARE - DILUTED:
Income from continuing operations	$2.06		$1.73
Loss from discontinued operations	(0.11)		(0.79)

Net income per share	$1.95		$0.94

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	80,850		86,418

(1)	In December 2010, the Transitional Schools segment ceased to exist as we completed the teach out of our last remaining Transitional School, AIU-Los Angeles, CA. As a result, all current and prior period results have been recast as a component of discontinued operations.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATING INCOME BY QUARTER

(In thousands)

	For the 2010 Quarters Ended, (1)
	March 31	June 30	September 30	December 31	Full Year
REVENUE:
Tuition and registration fees	$509,508	$509,129	$497,110	$526,636	$2,042,383
Other	19,918	18,610	27,032	16,293	81,853

Total revenue	529,426	527,739	524,142	542,929	2,124,236

OPERATING EXPENSES:
Educational services and facilities	159,162	156,918	158,112	164,931	639,123
General and administrative	264,140	256,920	308,386	266,073	1,095,519
Depreciation and amortization	16,678	17,149	17,783	19,762	71,372
Goodwill and asset impairment	—	—	354	71,475	71,829

Total operating expenses	439,980	430,987	484,635	522,241	1,877,843

OPERATING INCOME	$89,446	$96,752	$39,507	$20,688	$246,393

	For the 2009 Quarters Ended, (1)
	March 31	June 30	September 30	December 31	Full Year
REVENUE:
Tuition and registration fees	$414,632	$419,814	$434,392	$491,399	$1,760,237
Other	17,133	17,038	23,332	16,056	73,559

Total revenue	431,765	436,852	457,724	507,455	1,833,796

OPERATING EXPENSES:
Educational services and facilities	145,068	146,981	148,378	165,587	606,014
General and administrative	218,169	235,173	251,728	226,048	931,118
Depreciation and amortization	15,963	16,259	15,806	17,176	65,204
Goodwill and asset impairment	—	—	2,500	—	2,500

Total operating expenses	379,200	398,413	418,412	408,811	1,604,836

OPERATING INCOME	$52,565	$38,439	$39,312	$98,644	$228,960

(1)	In December 2010, the Transitional Schools segment ceased to exist as we completed the teach out of our last remaining Transitional School, AIU-Los Angeles, CA. As a result, all current and prior period results have been recast as a component of discontinued operations.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Year Ended December 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$157,773	$81,219
Adjustments to reconcile net income to net cash provided by operating activities:
Goodwill and asset impairment	71,829	2,500
Depreciation and amortization expense	71,624	67,596
Bad debt expense	106,324	56,718
Compensation expense related to share-based awards	17,318	16,516
Loss on disposition of property and equipment	457	1,291
Deferred income taxes	(17,007)	(8,702)
Changes in operating assets and liabilities:
Accrued expenses and deferred rent obligations	(25,055)	81,239
Deferred tuition revenue	(12,653)	29,570
Student receivables, net of allowance for doubtful accounts	(98,920)	(66,961)
Other operating assets and liabilities	569	27,265

Net cash provided by operating activities	272,259	288,251

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(291,864)	(617,032)
Sales of available-for-sale investments	332,445	668,281
Purchases of property and equipment	(127,283)	(74,087)
Acquisition of the rights to the Le Cordon Bleu brand	(16,852)	(26,331)
Business acquisition, net of acquired cash	(6,194)	—
Other	88	(132)

Net cash used in investing activities	(109,660)	(49,301)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock	(154,913)	(201,119)
Issuance of common stock	3,109	2,797
Tax benefit associated with stock option exercises	223	237
Payments of assumed loans upon business acquisition	(4,279)	—
Payments of capital lease obligations	(1,013)	(1,066)

Net cash used in financing activities	(156,873)	(199,151)

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS:	(1,316)	415

NET INCREASE IN CASH AND CASH EQUIVALENTS	4,410	40,214
DISCONTINUED OPERATIONS CASH ACTIVITY INCLUDED ABOVE:
Add: Cash balance of discontinued operations, beginning of the year	738	1,945
Less: Cash balance of discontinued operations, end of the year	—	738
CASH AND CASH EQUIVALENTS, beginning of the year	284,334	242,913

CASH AND CASH EQUIVALENTS, end of the year	$289,482	$284,334

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Three Months Ended December 31, (1)
	2010	2009
REVENUE:
University	$281,008	$269,009
Health Education	119,352	102,486
Culinary Arts	94,003	91,058
International	48,698	45,070
Corporate and Other	(132)	(168)

Total	$542,929	$507,455

OPERATING INCOME (LOSS): (2) (4)
University (3)	$69,018	$61,292
Health Education (3)	16,594	16,020
Culinary Arts (3) (5)	(63,546)	12,328
International	12,139	8,903
Corporate and Other (3) (6)	(13,517)	101

Total	$20,688	$98,644

OPERATING MARGIN (LOSS):
University	24.6%	22.8%
Health Education	13.9%	15.6%
Culinary Arts	-67.6%	13.5%
International	24.9%	19.8%

Total	3.8%	19.4%

(1)	In December 2010, the Transitional Schools segment ceased to exist as we completed the teach out of our last remaining Transitional School, AIU-Los Angeles, CA. As a result, all current and prior period results have been recast as a component of discontinued operations.

(2)	Prior period financial results have been revised to account for a change in the allocation of shared service costs. Previously, shared service costs were allocated to our segments as a percentage of revenue. Improved data and analytical capabilities have allowed us to now allocate shared service costs based upon usage and consumption factors.

(3)	Fourth quarter 2009 includes pretax expense of $14.3 million related to the present value of the remaining lease obligations for vacated space within Corporate and Other ($5.3), University ($5.2), Culinary Arts ($2.9) and Health Education ($0.9).

(4)	During the fourth quarter 2010, a pretax charge of $7.7 million was recorded in association with a reduction in force to be completed during the first quarter of 2011.

(5)	Fourth quarter 2010 includes pretax expense of $67.8 million related to trade name impairment and $1.4 million related to goodwill impairment within Culinary Arts.

(6)	Fourth quarter 2010 includes pretax expense of $2.3 million related to an asset impairment charge for one of our investments within Corporate and Other. The prior year quarter results include a pretax charge of $5.3 million related to vacated space which was offset by a reduction of $12.0 million related to the termination of certain insurance policies.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Year Ended December 31, (1)
	2010	2009
REVENUE:
University	$1,159,291	$1,018,194
Health Education	441,608	362,692
Culinary Arts	387,884	332,236
International	136,076	121,188
Corporate and Other	(623)	(514)

Total	$2,124,236	$1,833,796

OPERATING INCOME (LOSS):(2) (3)
University (4)	$282,013	$195,081
Health Education	52,028	42,072
Culinary Arts (5)	(66,813)	14,873
International	21,828	18,853
Corporate and Other (6)	(42,663)	(41,919)

Total	$246,393	$228,960

OPERATING MARGIN (LOSS):
University	24.3%	19.2%
Health Education	11.8%	11.6%
Culinary Arts	-17.2%	4.5%
International	16.0%	15.6%

Total	11.6%	12.5%

(1)	In December 2010, the Transitional Schools segment ceased to exist as we completed the teach out of our last remaining Transitional School, AIU-Los Angeles, CA. As a result, all current and prior period results have been recast as a component of discontinued operations.

(2)	Prior period financial results have been revised to account for a change in the allocation of shared service costs. Previously, shared service costs were allocated to our segments as a percentage of revenue. Improved data and analytical capabilities have allowed us to now allocate shared service costs based upon usage and consumption factors.

(3)	During the fourth quarter 2010, a pretax charge of $7.7 million was recorded in association with a reduction in force to be completed during the first quarter of 2011.

(4)	During 2010, University recorded $7.3 million of pretax legal expenses related to the settlements of legal matters and a $0.3 million asset impairment charge for one of our leased facilities within the University reportable segment. The prior year results include a $5.2 million pretax expense related to the present value of the remaining lease obligations for vacated space.

(5)	2010 includes pretax expense of $67.8 million related to trade name impairment and $1.4 million related to goodwill impairment. Culinary Arts also recorded a $40.8 million pretax charge related to the settlement of a legal matter and additional bad debt expense for increases in reserve rates related to our student extended payment plans. The prior year results include $2.9 million pretax expense related to the present value of the remaining lease obligations for vacated space.

(6)	Fourth quarter 2010 includes pretax expense of $2.3 million related to an asset impairment charge for one of our investments within Corporate and Other. The prior year results include pretax charges including an additional $11.3 million for performance- based compensation related to plan outperformance and $5.3 million related to vacated space which were offset by a reduction of $12.0 million related to the termination of certain insurance policies.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED UNIVERSITY SEGMENT INFORMATION

(Dollars in thousands)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2010	2009	2010	2009
REVENUE:
CTU	$123,236	$105,520	$465,315	$368,621
AIU	98,647	99,767	448,581	409,043
Art & Design	59,125	63,722	245,395	240,530

Total University	$281,008	$269,009	$1,159,291	$1,018,194

OPERATING INCOME:
CTU	$39,603	$31,352	$133,881	$79,889
AIU	22,905	20,604	118,959	90,127
Art & Design	6,510	9,336	29,173	25,065

Total University	$69,018	$61,292	$282,013	$195,081

OPERATING MARGIN:
CTU	32.1%	29.7%	28.8%	21.7%
AIU	23.2%	20.7%	26.5%	22.0%
Art & Design	11.0%	14.7%	11.9%	10.4%

Total University	24.6%	22.8%	24.3%	19.2%

	As of December 31,
	2010	2009
STUDENT POPULATION:
CTU	30,900	27,300
AIU	20,000	20,300
Art & Design	11,500	11,700

Total University	62,400	59,300

	For the three months ended December 31,
	2010	2009
NEW STUDENT STARTS:
CTU	8,740	9,800
AIU	6,230	7,210
Art & Design	1,540	1,540

Total University	16,510	18,550

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1)

(In millions, except per share amounts)

	For the Three Months Ended December 31,
	2010		2009
	Operating Income	Earnings per Diluted Share (2)	Operating Income	Earnings per Diluted Share (2)
As Reported	$20.7	$0.19	$98.6	$0.74
Reconciling Items:
Trade Name Impairment (3)	67.8	0.55	—	—
Legal Settlement (4)	0.8	0.01	—	—
Severance (5)	7.7	0.06	—	—
Remaining Lease Obligations for Vacated Space	—	—	14.3	0.11
Performance-based Compensation Related to Plan Outperformance (6)	—	—	(2.2)	(0.02)
Termination of Insurance Policies (7)	—	—	(12.0)	(0.09)

Adjusted to Exclude Significant Items	$97.0	$0.81	$98.7	$0.74

Diluted Weighted Average Shares Outstanding		79,776		85,300

	For the Year Ended December 31,
	2010		2009
	Operating Income	Earnings per Diluted Share (2)	Operating Income	Earnings per Diluted Share (2)
As Reported	$246.4	$2.06	229.0	$1.73
Reconciling Items:
Asset Impairment (3)	67.8	0.55	2.5	0.02
Legal Settlement (4)	40.8	0.33	—	—
Severance	7.7	0.06	1.5	0.01
Remaining Lease Obligations for Vacated Space	—	—	14.3	0.11
Performance-based Compensation Related to Plan Outperformance (6)	—	—	23.1	0.17
Termination of Insurance Policies (7)	—	—	(12.0)	(0.09)

Adjusted to Exclude Significant Items	$362.7	$3.00	$258.4	$1.95

Diluted Weighted Average Shares Outstanding		80,850		86,418

(1)	The Company believes it is useful to present non-GAAP financial measures which exclude certain significant items as a means to understand the performance of its core business. As a general matter, the Company uses non-GAAP financial measures in conjunction with results presented in accordance with GAAP to help analyze the performance of its core business, assist with preparing the annual operating plan, and measure performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and to provide estimates of future performance and that failure to report non-GAAP measures could result in a misplaced perception that the Company’s results have underperformed or exceeded expectations.

Non-GAAP financial measures when viewed in a reconciliation to corresponding GAAP financial measures, provides an additional way of viewing the Company’s results of operations and the factors and trends affecting the Company’s business. Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding financial results presented in accordance with GAAP.

(2)	Earnings per share is based on Income from Continuing Operations.
(3)	Fourth quarter 2010 includes a $67.8 million pretax trade name impairment within Culinary Arts. The $2.5 million asset impairment in 2009 resulted from the carrying value exceeding the fair value for one of our owned facilities.
(4)	A $40.8 million charge was recorded in Culinary Arts related to the settlement of a legal matter; of which $0.8 million was recorded in the fourth quarter.
(5)	During the fourth quarter 2010, a pretax charge of $7.7 million was recorded in association with a reduction in force to be completed during the first quarter of 2011.
(6)	The fourth quarter of 2009 performance-based compensation related to plan outperformance represents the year-end adjustment to the estimated payout based upon full-year results. The full year outperformance by segment was: Corporate - $11.3, University - $5.4, Health Education - $4.3, and Culinary Arts - $2.1 million.
(7)	A $12.0 million payment was received in the fourth quarter 2009 related to the termination of certain insurance policies.